EXHIBIT 32.2

DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES

CERTIFICATION OF THE PRINCIPAL FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

In connection with the Annual Report on Form 10-K of Diebold Nixdorf, Incorporated and subsidiaries (the Company) for the year ended December 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Christopher A. Chapman, Co-President of the Office of the Chief Executive, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to my knowledge:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/  Christopher A. Chapman
Christopher A. Chapman
Co-President of the Office of the Chief Executive
(Co-Principal Executive Officer)
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

February 28, 2018